LIBERTY ALL-STAR GROWTH FUND, INC.
                   Federal Reserve Plaza
                Boston, Massachusetts 02210
                      (617) 722-6000

         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      April 22, 1998


To the Shareholders of Liberty All-Star Growth Fund, Inc.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Liberty All-Star Growth Fund, Inc. (the "Fund") will be held in Room AV-1, 3rd Floor, Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts, on April 22, 1998 at 11:00 a.m., Boston time. The purpose of the Meeting is to consider and act upon the following matters:

     1.  To elect three Directors of the Fund.

     2. To approve the Fund's new Portfolio Management Agreement with Oppenheimer Capital following a change of control.

     3. To approve a new Fund Management Agreement with Liberty Asset Management Company and new Portfolio Management Agreements with the Fund's Portfolio Managers providing for increases in the fees paid by the Fund on net assets in excess of $125 million.

     4. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as the Fund's independent auditors for the year ending December 31, 1998.

     5. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 23, 1998 as the record date for the determination of the shareholders of the Fund entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THE PROPOSALS.

                            By order of the Board of Directors


                            John L. Davenport, Secretary



     YOUR VOTE IS IMPORTANT--PLEASE RETURN YOUR PROXY PROMPTLY.


     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WE URGE YOU, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, TO INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.



February 23, 1998




            LIBERTY ALL-STAR GROWTH FUND, INC.
                      PROXY STATEMENT

              Annual Meeting of Shareholders

                      April 22, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Liberty All-Star Growth Fund, Inc. (the "Fund") to be used at the Annual Meeting of Shareholders of the Fund to be held on April 22, 1998 at 11:00 a.m. Boston time in Room AV-1, 3rd Floor, Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts, and at any adjournments thereof (such meeting and any adjournments being referred to as the "Meeting").

     The solicitation of proxies for use at the Meeting is being made primarily by the mailing on or about March 2, 1998 of this Proxy Statement and the accompanying proxy. Supplementary solicitations may be made by mail, telephone, telegraph or personal interview by officers and Directors of the Fund and officers and employees of its manager, Liberty Asset Management Company ("Liberty Asset Management") and its affiliates. In addition, the Fund has retained Corporate Investor Communications, Inc. as agent to solicit the return of proxies from Fund shareholders and to coordinate the distribution of proxy material to and to solicit the return of proxies from banks, brokers, nominees and other custodians at a fee of $5,000 plus out-of-pocket expenses estimated at $3,000. Authorization to execute proxies may be obtained from shareholders through telephonically or electronically transmitted instructions. The expenses in connection with preparing this Proxy Statement and of the solicitation of proxies for the Meeting will be paid by the Fund. The Fund will reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of shares. This Proxy Statement is accompanied by the Fund's 1997 Annual Report to Shareholders.

     The Meeting is being held to vote on the matters described below.

PROPOSAL 1. ELECTION OF DIRECTORS

     The Fund 's Board of Directors is divided into three classes, each of which serves for three years. The term of office of one of the classes expires at the final adjournment of the Annual Meeting of Shareholders (or special meeting in lieu thereof) each year. Unless authority is withheld, the enclosed proxy will be voted for the election of Harold W. Cogger and Richard W. Lowry as the Directors to hold office until the final adjournment of the Annual Meeting of Shareholders for the year 2001 (or special meeting in lieu thereof), and John J. Neuhauser as an additional Director to hold office until the final adjournment of the Annual Meeting of Shareholders for the year 2000 (or special meeting in lieu thereof). Messrs Cogger and Lowry have served as Directors since April 17, 1996 and May 27, 1994, respectively, and Mr. Neuhauser has been nominated for election for the first time. Each of them has consented to serve as a Director following the Meeting if elected, and is expected to be able to do so. If any of Messrs. Cogger, Lowry or Neuhauser is unable or unwilling to do so at the time of the Meeting, proxies will be voted for such substitute as the Directors may recommend (unless authority to vote for the election of Directors has been withheld).

     Information about the nominees for election as a Director follows:


                      Principal Occupation
Name/Age and Address  During Past Five Years       Fund Shares Owned(1)
====================  =========================    ====================
Harold W. Cogger *   Executive Vice President and
(Age 62)             Director, Liberty Financial
Liberty Financial    Companies, Inc. (since March,
   Companies, Inc.   1995); Director (since October,
600 Atlantic Avenue  1981) and Chairman of the Board
Boston, MA 02210     (since March, 1996), The
                      Colonial Group, Inc.; Director
                     (since March, 1984), Executive
                     Vice President (October, 1989 to
                     July, 1993), Colonial Management
                     Associates, Inc.;  President
                     (since March, 1996), Vice
                     President (July, 1993 to March,
                     1996), Stein Roe & Farnham
                     Incorporated.                          1,230

Richard W. Lowry     Private investor (since August,
(Age 61)(2)          1987); Chairman and Chief
10701 Charleston     Executive Officer, U.S. Plywood
Drive                Corporation, manufacturer and
Vero Beach, FL       distributor of wood products
32963                (August, 1985 to August, 1987).        1,200(3)

John J. Neuhauser    Dean, Boston College School of
(Age 54)             Management (since September,
140 Commonwealth     1977.)  Director of Hyde
Avenue               Athletic Industries, Inc.
Chestnut Hill, MA    (athletic footwear), a public
02167                company.                                 -0-

     The following Directors continue to serve in such capacity until their terms of office expire and their successors are elected and qualified:

                       Principal Occupation
Name/Age and Address   During Past Five Years              Fund Shares Owned(1)
==================== ==============================        ====================

Robert J. Birnbaum   Retired (since January, 1994);
(Age 70)(2)          Special Counsel, Dechert, Price
313 Bedford Road     & Rhoads (September, 1988 to
Ridgewood, NJ  07450 December, 1993); President and
                     Chief Operating Officer, New
                     York Stock Exchange, Inc. (May,
                     1985 to June, 1988). Director
                     of The Emerging Germany Fund
                     (investment company).                       2,398

James E. Grinnell    Private investor (since
(Age 68)(2)          November, 1988); President and
22 Harbor Avenue     Chief Executive Officer,
Marblehead, MA       Distribution Management Systems,
01945                Inc. (1983 to May, 1986); Senior
                     Vice President-Operations, The
                     Rockport Company, importer and
                     distributor of shoes (May, 1986
                     to November, 1988).                           600

-----------------------
(1) Shows all shares owned beneficially, directly or indirectly, on the record date for the Meeting. Such ownership includes voting and investment control. The Fund's Directors and officers as a group then so owned less than 1% of the shares of the Fund outstanding.

(2) Member of the Audit Committee.

(3)  Held by the trustee of a trust of which Mr. Lowry is the sole beneficiary.

* "Interested person" of the Fund, as defined in the Investment Company Act of 1940, by reason of his positions with Liberty Financial Companies, Inc., the indirect parent of Liberty Asset Management, and its affiliates.

     The term of office of Mr. Birnbaum will expire on final adjournment of the Annual Meeting (or special meeting in lieu thereof) in 1999, and the term of office of Mr. Grinnell will expire on final adjournment of the Annual Meeting (or special meeting in lieu thereof) in the year 2000. Mr. Birnbaum has served as a Director since November 6, 1995, and Mr. Grinnell has served as a Director since May 27, 1994. Messrs. Birnbaum, Grinnell, Lowry and Neuhauser are also trustees of Colonial Trusts I through VII (the "Colonial Trusts"), the umbrella trusts for an aggregate of 39 open-end funds (the "Colonial Funds") managed by Colonial Management Associates, Inc. ("Colonial"), an affiliate of Liberty Asset Management, five closed-end funds managed by Colonial (the "Colonial Closed-End Funds"), and LFC Utilities Trust, an open-end investment company managed by Stein Roe & Farnham Incorporated, another affiliate of Liberty Asset Management. Messrs. Birnbaum, Cogger, Grinnell and Lowry are also trustees of Liberty All-Star Equity Fund, another closed-end multi-managed fund managed by Liberty Asset Management, and Mr. Neuhauser is a nominee for election as such trustee at its 1998 annual meeting of shareholders.

     During 1997 the full Board of Directors of the Fund held five meetings, and the Audit Committee, which is comprised of all the Directors who are not "interested persons" of the Fund, met twice. All Directors were present at all meetings.

     The Audit Committee makes recommendations to the full Board as to the firm of independent accountants to be selected, reviews the methods, scope and results of audits and fees charged by such accountants, and reviews the Fund's internal accounting procedures and controls. The Fund has no nominating or compensation committee.

Compensation

     Liberty Asset Management or its affiliates pay the compensation of all the officers of the Fund. The Fund pays the Directors who are not affiliated with Liberty Asset Management (the "independent Directors") an annual retainer of $5,000 per annum, plus $1,200 per meeting attended, with a minimum of $11,000 per annum if less than five meetings are held and all meetings are attended, plus out-of-pocket expenses relating to attendance at meetings. The total fees accrued to the independent Directors as a group during the year ended December 31, 1997 by the Fund were $33,000 and out-of-pocket expenses relating to their attendance at meetings were $1,952.

     The following table shows, for the year ended December 31, 1997, the compensation received from the Fund by each current Director, and the aggregate compensation paid to each current Director for service on the Board of Directors of the Fund and the Board of Trustees of the Colonial Trusts, the Colonial Closed-End Funds, LFC Utilities Trust and Liberty All-Star Equity Fund (of which Messrs. Birnbaum, Grinnell and Lowry are also trustees). The Fund has no bonus, profit sharing or retirement plans.

                                Total Compensation from the
               Aggregate        Fund, the Colonial Funds, the
               Compensation     Colonial Closed-End Funds, LFC
Name           from the Fund   Utilities Trust and Liberty All-Star Equity Fund
=========      =============   =================================

Harold W.          -0-                    -0-
Cogger

Robert J.          $11,000                $120,749
Birnbaum

James E.           $11,000                $121,498
Grinnell

Richard W.         $11,000                $121,498
Lowry

Officers
--------
    The following are the executive officers of the Fund, in addition to Mr. Harold W. Cogger who serves as Chairman of the Board of Directors.

                                       Principal Occupation
                         Position      During Past
Name/Age and Address     with Fund     Five Years
======================   =========     ===========================
Richard R. Christensen   President     President and Chief
(Age 64)                 and Chief     Executive Officer,
Liberty Asset            Executive     Liberty Asset Management
Management Company       Officer       (since January, 1995);
600 Atlantic Avenue                    President, Liberty
Boston, MA  02210                      Investment Services,
                                       Inc. (April, 1987 to
                                       March, 1995).


William R. Parmentier    Vice          Senior Vice President
(Age 45)                 President -   and Chief Investment
Liberty Asset            Chief         Officer, Liberty Asset
Management Company       Investment    Management (since May,
600 Atlantic Avenue      Officer       1995); Consultant
Boston, MA  02210                      (October, 1994 to May,
                                       1995); President, GQ
                                       Asset Management, Inc.
                                       (July, 1993 to October,
                                       1994); Assistant
                                       Treasurer, Grumman
                                       Corporation (December,
                                       1974 to July, 1993).

Christopher S. Carabell  Vice          Vice
(Age 33)                 President     President-Investments,
Liberty Asset                          Liberty Asset Management
Management Company                     (since March, 1996);
600 Atlantic Avenue                    Associate Director, U.S.
Boston, MA  02210                      Equity Research of
                                       Rogers  Casey  &  Associates,  investment
                                       consultants  (January,  1995 to February,
                                       1996);   Director  of  Investments,   Boy
                                       Scouts of America (June, 1990 to January,
                                       1995).

Timothy J. Jacoby        Treasurer     Senior Vice President,
(Age 45)                 and           Fund Administration,
Colonial Management      Controller    Colonial Management
Associates, Inc.                       Associates, Inc. (since
One Financial Center                   September, 1996); Senior
Boston, MA  02111                      Vice President, Fidelity
                                       Accounting and Custody Services (October,
                                       1993  to  September,   1996);   Assistant
                                       Treasurer,   Fidelity   Group   of  Funds
                                       (August, 1990 to September, 1993).

John L. Davenport        Secretary     Vice President and
(Age 61)                               Associate General
Liberty Financial                      Counsel, Liberty
Companies, Inc.                        Financial Companies,
600 Atlantic Avenue                    Inc. and predecessor
Boston, MA  02210                      (since January, 1984).

     Mr. Christensen has served as President of the Fund since November 30, 1994; Mr. Cogger has served as Chairman of the Board since April 18, 1996; Mr. Parmentier has served as Vice President - Chief Investment Officer since April 18, 1996; Mr. Carabell was elected Vice President on April 17, 1997; Mr. Jacoby was appointed Treasurer effective October 10, 1996 and Controller effective October 16, 1997; and Mr. Davenport has served as Secretary since May 27, 1994. Mr. Christensen also serves as President and a trustee of the Stein Roe Variable Investment Trust and the Liberty Variable Investment Trust, other trusts with funds managed by Liberty Asset Management or affiliates thereof; Mr. Jacoby serves as Treasurer and Controller of the Liberty Variable Investment Trust, the Colonial Trusts and the Colonial Closed-End Funds; and Messrs. Christensen, Carabell, Davenport, Jacoby and Parmentier serve as officers of Liberty All-Star Equity Fund. Each officer of the Fund serves at the pleasure of the Board of Directors.

PROPOSAL 2.  TO APPROVE NEW PORTFOLIO MANAGEMENT AGREEMENT
             WITH OPPENHEIMER CAPITAL FOLLOWING CHANGE IN CONTROL

Background
-----------
     The Fund allocates its portfolio assets on an approximately equal basis among a number of independent investment management firms ("Portfolio Managers") recommended by Liberty Asset Management, currently three in number, each of which employs a different investment style, and from time to time rebalances the portfolio among the Portfolio Managers so as to maintain an approximately equal allocation of the portfolio among them throughout all market cycles. The Portfolio Managers recommended by Liberty Asset Management represent a blending of different styles which, in its opinion, is appropriate for the Fund's investment objective. Liberty Asset Management continuously analyses and evaluates the investment performance and portfolios of the Fund's Portfolio Managers and from time to time recommends changes in the Portfolio Managers.

     Since last year's annual meeting control of Oppenheimer Capital, a Portfolio Manager of the Fund since May, 1994, was transferred to new owners in the transactions described below, resulting in the termination of the Fund's prior portfolio management agreement with that firm. After reviewing the proposed change of control transactions and considering Liberty Asset Management's opinion that they would not have an adverse effect on the nature or quality of the services being provided by Oppenheimer Capital, the Board of Directors on April 17, 1997 approved a new portfolio management agreement at the same fee and on substantially identical other terms and conditions as the prior agreement, and the new agreement was executed effective with the closing of the change in control transactions on November 5, 1997. See PROPOSAL 3 below for the terms and conditions of the Fund's portfolio management agreements with its current Portfolio Managers, including Oppenheimer Capital.

     Under the terms of an exemptive order issued to the Fund and Liberty Asset Management by the Securities and Exchange Commission, the Fund may, in advance of shareholder approval, enter into a new portfolio management agreement with a Portfolio Manager or its successor following a change in control of the Portfolio Manager, provided that the new agreement is at a fee no higher than, and is on other terms and conditions substantially similar to, the Fund's agreements with its other Portfolio Managers, and that its continuance is subject to approval by shareholders at the Fund's next annual meeting. Accordingly, the Fund's new portfolio management agreement with Oppenheimer Capital is being submitted for shareholder approval at the Meeting.

The Change in Control Transactions

     On November 4, 1997, PIMCO Advisors L.P. ("PIMCO Advisors"), a registered investment adviser with $125 billion in assets under management through various subsidiaries, and its affiliates acquired control of Oppenheimer Capital for an aggregate purchase price of approximately $294 million paid in partnership units and exchangeable debt. On November 30, 1997, Oppenheimer Capital merged with a subsidiary of PIMCO Advisors and, as a result, Oppenheimer Capital became an indirect wholly-owned subsidiary of PIMCO Advisors. PIMCO Advisors has two general partners: PIMCO Partners, G.P. ("PIMCO G.P."), a California general partnership, and PIMCO Advisors Holdings L.P. (formerly Oppenheimer Capital, L.P.), a New York Stock Exchange-listed Delaware limited partnership of which PIMCO G.P. is the sole general partner. PIMCO GP beneficially owns or controls (through its general partner interest in PIMCO Advisors Holdings, L.P., formerly Oppenheimer Capital, L.P.), more than 80% of the units of limited partnership ("Units") of PIMCO Advisors. PIMCO GP has two general partners. The first of these is Pacific Investment Management Company, which is a direct subsidiary of Pacific Life Insurance Company ("Pacific Life"). The managing general partner of PIMCO GP is PIMCO Partners L.L.C. ("PPLLC"), a California limited liability company. PPLLC's members are the Managing Directors (the "PIMCO Managers") of Pacific Investment Management Company, a subsidiary of PIMCO Advisors (the "PIMCO Subpartnership"). The PIMCO Managers are: William H. Gross, Dean S.
Meiling, James F. Muzzy, William F. Podlich, III, Brent R. Harris, John L. Hague, William S. Thompson Jr., William S. Powers, David H. Edington, Benjamin Trosky, William R. Benz, II and Lee R. Thomas, III. PIMCO Advisors is governed by a Management Board, which consists of sixteen members, pursuant to a delegation by its general partners. PIMCO GP has the power to designate up to nine members of the Management Board and the PIMCO Subpartnership, of which the PIMCO Managers are the Managing Directors, has the power to designate up to two members. In addition, PIMCO GP, as the controlling general partner of PIMCO Advisors, has the power to revoke the delegation to the Management Board and exercise control of PIMCO Advisors. As a result, Pacific Life and/or the PIMCO Managers may be deemed to control PIMCO Advisors. Pacific Life and the PIMCO Managers disclaim such control. Because of direct or indirect power to appoint 25% of the members of the Equity Board, (i) Pacific Life and (ii) the PIMCO Managers and/or the PIMCO Subpartnership may each be deemed, under applicable provisions of the Investment Company Act of 1940, to control PIMCO Advisors. Pacific Life, the PIMCO Subpartnership and the PIMCO Managers disclaim such control.

     The Fund's initial portfolio management agreement with Oppenheimer Capital was approved by shareholders on May 27,1994 incident to Liberty Asset Management's assumption from the Fund's prior investment adviser, Growth Stock Outlook, Inc., of administrative responsibilities for the Fund and investment responsibilities for 20% of its portfolio. Following shareholder approval, the Fund entered into a new portfolio management agreement with Oppenheimer Capital on November 6, 1995, when Liberty Asset Management assumed investment responsibilities for the balance of the Fund's portfolio. For the year ended December 31, 1997 Oppenheimer Capital received $196,753 for its portfolio management services to the Fund. Mr. John Lindenthal, Managing Director of Oppenheimer Capital, has managed the portion of the Fund's portfolio allocated to Oppenheimer Capital since its initial appointment as a Fund Portfolio Manager in May, 1994, and continues to do so.

     See Appendix A for information regarding other registered investment companies with investment objectives similar to the Fund's for which a subsidiary of Oppenheimer Capital provides investment advisory or portfolio management services.

Required Vote

     Approval of the new portfolio management agreement with Oppenheimer Capital requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund which, under the Investment Company Act of 1940, means the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares. See INFORMATION ABOUT THE MEETING below.

     In the event that the shareholders of the Fund fail to approve the new portfolio management agreement with Oppenheimer Capital, the agreement will terminate and Liberty Asset Management will cause the portfolio assets under management by Oppenheimer Capital to be invested in money market instruments or other cash equivalent holdings or derivative investments pending the reappointment of Oppenheimer Capital or the appointment of a new Portfolio Manager.

     The Board of Directors unanimously recommends that the shareholders vote FOR approval of the new portfolio management agreement with Oppenheimer Capital.

PROPOSAL 3. TO APPROVE A NEW FUND MANAGEMENT AGREEMENT WITH LIBERTY ASSET MANAGEMENT COMPANY AND NEW PORTFOLIO MANAGEMENT AGREEMENTS WITH THE FUND'S PORTFOLIO MANAGERS PROVIDING FOR INCREASES IN THE FEES PAID BY THE FUND ON NET ASSETS IN EXCESS OF $125 MILLION

Background

     Under a fund management agreement dated November 6, 1995, Liberty Asset Management implements and operates the Fund's multi-manager methodology and has overall supervisory responsibility for the general management and investment of the Fund's securities portfolio. Liberty Asset Management selects, monitors, and from time to time recommends changes in the Portfolio Managers for the Fund, and pays their fees. See PROPOSAL 2 Background. For these services, Liberty Asset Management is paid a fund management fee by the Fund and pays a portion thereof to the Portfolio Managers, as described below.

     The Fund's Portfolio Managers operate under substantially identical portfolio management agreements with the Fund and Liberty Asset Management pursuant to which, for a fee paid by Liberty Asset Management from its fund management fee as described below, each Portfolio Manager manages the portion of the Fund's investment portfolio allocated to it from time to time by Liberty Asset Management. See MANAGEMENT below for a description of the portfolio management agreements and of the Fund's portfolio transaction and brokerage practices, including the allocation of Fund portfolio brokerage to brokers or dealers that provide or make available research products and services to Liberty Asset Management and the Portfolio Managers.

     Liberty Asset Management is also responsible under the fund management agreement for providing the Fund with officers and office space and with necessary administrative services, including shareholder and broker-dealer communications and oversight of transfer agency, custodial and other services provided by others. For these services the Fund pays Liberty Asset Management an administrative fee, as described below. Colonial Management Associates, Inc., an affiliate of Liberty Asset Management, provides pricing and bookkeeping services to the Fund. See MANAGEMENT below.

     The Fund's initial fund management agreement with Liberty Asset Management and its portfolio management agreements with the initial Portfolio Managers were entered into on May 27, 1994, when Liberty Asset Management assumed administrative responsibility for the Fund (then called "The Charles Allmon Trust, Inc.") and investment responsibility for 20% of its net assets for management in accordance with the multi-manager methodology. Growth Stock Outlook, Inc., the Fund's founder and original investment manager and administrator, retained investment responsibility for the balance of its assets. The current fund management agreement and the portfolio management agreements with the Fund's then Portfolio Managers were entered into on November 6, 1995, when Liberty Asset Management assumed investment responsibility for all of the Fund's portfolio and its conversion to a multi-managed fund was completed. At that time the Fund's investment objective was returned to its original objective of long-term capital appreciation, its name was changed to "Liberty All-Star Growth Fund, Inc.", and its Board of Directors was reconstituted. The approximately 79% of the Fund's assets then being managed by Growth Stock Outlook, Inc., over 80% of which was invested in U.S. Treasury Bills and other short-term cash equivalents, was assigned in substantially equal proportions to the Fund's then three Portfolio Managers and within three months was substantially fully invested in equity securities in accordance with their respective investment styles. The May 1994 and November 1995 agreements and the 1995 changes in the Fund's investment objective and name were approved by the Fund's shareholders at their annual meetings in those years.

     The 1994 and 1995 fund management and portfolio management agreements were entered into pursuant to an Asset Acquisition and Fund Management Transition Agreement dated February 9, 1994, as amended May 24, 1995, among Liberty Asset Management, Growth Stock Outlook, Inc. and Mr. Charles Allmon, Growth Stock Outlook's principal stockholder. The total of the fund management and administrative fees payable to Liberty Asset Management under the fund management agreements were at the same rate as the total management fee paid to Growth Stock Outlook prior to May 27, 1994.

The Proposal

     The Board of Directors proposes that shareholders approve a new fund management agreement with Liberty Asset Management in the form attached as Appendix B and new portfolio management agreements in the form attached as Appendix C among the Fund, Liberty Asset Management and each of the current Portfolio Managers. The proposed new fund management agreement and new portfolio management agreements are identical in all substantive respects to the existing agreements, except for an increase in the fees payable by the Fund to Liberty Asset Management, and by Liberty Asset Management to the Portfolio Managers, on net assets in excess of $125 million and an adjustment in the portions of the total fee allocated to fund management and to administration. The annual fees paid under the current agreements and that would be paid under the proposed new agreements are shown below (fees are payable quarterly based on the indicated percentages of the Fund's average weekly net assets during the prior quarter):

                       Fund Management
                       Fee Paid to LAMCO
                       and Portfolio Manage-
Average weekly         ment Fee Paid to Port-   Administrative
Net Asset Value        folio Managers           Fee Paid to LAMCO  Total Fees
===============        ======================   ================   ===========

Current fee schedule:
--------------------

First $125 million     0.75% (0.40% to            0.25%               1.00%
                       Portfolio Managers)

Next $125 million      0.5625% (0.30% to         0.1875%              0.75%
                       Portfolio Managers)

Over $250 million      0.375% (0.20% to           0.125%              0.50%
                       Portfolio Managers)

Proposed fee schedule
---------------------

First $300 million       0.80% (0.40% to          0.20%               1.00%
                         Portfolio Managers)

Over $300 million        0.72% (0.36% to          0.18%               0.90%
                         Portfolio Managers)

As shown above, there would be no change in the total annual fee paid by the Fund on average weekly net assets up to $125 million. As of February 17, 1998, the Fund's net assets were $176,586,000. The total annual fee paid by the Fund would increase from 0.75% to 1.00% on average weekly net assets from $125 million to $250 million, from 0.50% to 1.00% on average weekly net assets from $250 million to $300 million, and from 0.50% to 0.90% on average weekly net assets over $300 million. The allocation of the total annual fee as between the fund management fee and administrative fee components would be adjusted to conform such allocation to the Fund's sister fund, Liberty All-Star Equity Fund, and to prevailing practice in the industry.

     For the 1997 calendar year the Fund paid Liberty Asset Management total fund management and administrative fees of $1,455,145, of which Liberty Asset Management paid a total of $586,341 to the Portfolio Managers and retained the balance of $868,804. If the proposed new agreements had been in effect during 1997, the Fund would have paid Liberty Asset Management total fees of $1,527,476, of which Liberty Asset Management would have paid the Portfolio Managers a total of $610,990, representing an increase of 5.5% in the total fees retained by Liberty Asset Management and 4.2% in the total fees paid to the Portfolio Managers. As shown in the table below, the ratio of the Fund's total expenses to its average net assets for 1997 would have increased from 1.20% to 1.25%, for an increase from $12 to $13 of expenses for one year per $1,000 of net asset value (assuming a 5% annual return).

                                         1997                 1997
Annual Expenses                          Actual             Pro Forma
                                        -------             ---------

Management and administrative fees       0.95%              1.00%
Other expenses                           0.25%              0.25%
Total annual expenses                    1.20%              1.25%

Example: You would pay the following expenses on a $1,000 investment (at net asset value), assuming a 5% annual return:

    1 Year                3 Years             5 Years           10 Years
-----------------    ----------------    -----------------   -----------------
Actual  Pro Forma    Actual Pro Forma    Actual  Pro Forma   Actual  Pro Forma
-----   ---------    ------ ---------    -----   ---------   ------  ---------
$12     $13           $38    $40         $66     $69         $145    $151

     The 5% return and 1.25% total annual expenses are assumptions and should not be considered indicative of future Fund performance or expenses, which will vary.

Consideration by the Board of Directors

     The Board of Directors of the Fund met on October 16, 1997 and on December 18, 1997 to consider, among other things, the proposed fee change and new management agreements and their impact on the Fund's expenses. The principal factors considered by the Board at those meetings were (i) the fact that the published fee schedules of the Fund's current Portfolio Managers are generally higher than the portfolio management fees payable to them under the current portfolio management agreements, and (ii) the unwillingness expressed during Liberty Asset Management's portfolio manager searches by some investment management firms practicing investment styles suitable for the Fund to provide their services for the fees provided in the current portfolio management agreements. The Board also considered the fee structures (including the portions of the total fees paid to the fund manager and the portfolio managers) of other multi-managed funds (including Liberty All-Star Equity Fund), the net profits derived by Liberty Asset Management and its affiliates from its management and administration of the Fund, and the current and proposed total management and administrative fees and other expenses of the Fund compared to those of single-manager closed-end funds comparable in their investment objectives and policies to the Fund. The Board also reviewed information presented at their June 19, 1997 meeting in connection with their annual review of the current agreements regarding the performance of the Fund relative to that of other comparable closed-end and open-end funds and the nature and quality of the investment management, administrative, compliance and other services rendered to the Fund by Liberty Asset Management and its affiliates.

     The Board also took note of the fact that from its commencement of operations in March, 1986 until May, 1990 the Fund paid total management fees at the annual rate of 1.00% of average weekly net assets, with no fee reduction breakpoints, and that the fee reduction breakpoints incorporated into the current fee schedule shown in the above table were first implemented in May, 1990 in part due to the fact that the Fund had since its inception been 67 to 82 percent invested in money market instruments and cash or other cash equivalent holdings. Also due in part to this substantial investment in such cash and cash equivalents, the Fund's investment objective was changed in May, 1990 from its original investment objective of long-term capital appreciation (with income being a consideration in the selection of investments but not an investment objective), to long-term capital appreciation as a primary objective and current income as a secondary objective, in each case with an emphasis on preservation of capital. The Board noted that within three months of the Fund's full conversion to a multi-managed fund in November, 1995 the Fund's portfolio was substantially fully invested in equity securities in accordance with the return to its original investment objective of long-term capital appreciation, and has remained so since.

     Based on the foregoing, the Board at its December 18, 1997 meeting unanimously approved the proposed new fund management agreement with Liberty Asset Management and the proposed new portfolio management agreements among the Portfolio Managers, Liberty Asset Management and the Fund. If approved by shareholders, the new agreements will become effective August 1, 1998.

     If the proposed new agreements are approved by shareholders, under the terms of the exemptive order referred to under PROPOSAL 2 - Background above, the Fund will be permitted to enter into, in advance of shareholder approval, portfolio management agreements at the fee described above with new or additional Portfolio Managers recommended by LAMCO.

Required Vote

     Approval of the proposed new fund management and portfolio management agreements requires the affirmative vote of a "majority of the outstanding voting securities" (see Required Vote under PROPOSAL 2 above).

     In the event that the shareholders of the Fund fail to approve the proposed new agreements, the current agreements will remain in effect, subject to annual renewal by the Board of Directors.

     The Board of Directors unanimously recommends that the shareholders vote FOR approval of the proposed new fund management agreement and portfolio management agreements.

PROPOSAL 4. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     By vote of the Board of Directors, including the vote of the non-interested Directors, the firm of KPMG Peat Marwick LLP has been selected as independent auditors for the Fund for the year ending December 31, 1998. Such selection is being submitted to the shareholders for ratification. The employment of KPMG Peat Marwick LLP is conditioned on the right of the Fund by majority vote of its shareholders to terminate such employment. Such firm has acted as independent auditors for the Fund since its commencement of operations in 1986.

     The services provided by the Fund 's independent auditors include examination of its annual financial statements, assistance and consultation in connection with Securities and Exchange Commission filings, and review of the Fund 's annual federal income tax returns. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they should so desire.

OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the Board that proxies that do not contain specific instructions to the contrary will be voted on such matters in accordance with the judgment of the persons designated therein as proxies.

MANAGEMENT

     Liberty Asset Management, 600 Atlantic Avenue, Boston, Massachusetts 02210, is the Fund's manager. Liberty Asset Management is an indirect wholly-owned subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"), the address of which is also 600 Atlantic Avenue, Boston, Massachusetts 02210. Approximately 75% of the common stock of Liberty Financial is owned by Liberty Mutual Insurance Company, Boston, Massachusetts, and the balance is listed on the New York Stock Exchange. Liberty Asset Management's Chief Executive Officer is Richard R. Christensen (see PROPOSAL 1 Officers), and its Board of Directors is comprised of Mr. Christensen and Kenneth R. Leibler, C. Allen Merritt Jr. and Lindsay Cook, officers of Liberty Financial. Pursuant to its fund management agreement with the Fund, Liberty Asset Management implements and operates the Fund's multi-manager methodology described under PROPOSAL 2 - Background above and has overall supervisory responsibility for the general management and investment of the Fund 's securities portfolio, subject to the Fund 's investment objective and policies and any directions of the Directors.

     Liberty Asset Management is also responsible under the fund management agreement for the provision of administrative services to the Fund, including the provision of office space, shareholder and broker-dealer communications, compensation of all officers and employees of the Fund who are officers or employees of Liberty Asset Management or its affiliates, and supervision of transfer agency, dividend disbursing, custodial and other services provided by others. Certain of Liberty Asset Management's administrative responsibilities to the Fund have been delegated to its affiliate, Colonial Management Associates, Inc.

     Colonial Management Associates, Inc. also provides pricing and bookkeeping services to the Fund for which the Fund paid it $53,749 for the year ended December 31, 1997.

     Under the Fund's portfolio management agreements, each Portfolio Manager has discretionary investment authority with respect to the portion of the Fund's assets allocated to it by Liberty Asset Management from time to time, subject to the Fund's investment objective and policies, to the supervision and control of the Directors, and to instructions from Liberty Asset Management. The Portfolio Managers are required to use their best professional judgment in making timely investment decisions for the Fund. The Portfolio Managers, however, will not be liable for actions taken or omitted in good faith and believed to be within the authority conferred by their portfolio management agreements and without willful misfeasance, bad faith or gross negligence.

     The names and addresses of the Fund's current Portfolio Managers are as follows:

Oppenheimer Capital      William Blair & Company, L.L.C.   Mississippi Valley
Oppenheimer Tower        222 West Adams Street              Advisors, Inc.
World Financial Center   Chicago, IL  60606                One Mercantile Center
New York, NY  10281                                        Seventh & Washington
                                                           Streets
                                                           St. Louis, Mo  63101
Portfolio Transactions and Brokerage

     Each of the Fund's Portfolio Managers has discretion to select brokers and dealers to execute portfolio transactions initiated by the Portfolio Manager for the portion of the Fund's portfolio assets allocated to it, and to select the markets in which such transactions are to be executed. The portfolio management agreements with the Fund provide, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Portfolio Manager is to seek to obtain best net price and execution for the Fund.

     The Portfolio Managers are authorized to cause the Fund to pay a commission to a broker or dealer who provides research products and services to the Portfolio Manager for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Portfolio Managers must determine in good faith, however, that such commission was reasonable in relation to the value of the research products and services provided to them, viewed in terms of that particular  transaction  or in terms of all the client  accounts  (including the
Fund) over which the Portfolio Manager exercises investment discretion. It is possible that certain of the services received by a Portfolio Manager attributable to a particular transaction will primarily benefit one or more other accounts for which investment discretion is exercised by the Portfolio Manager.

     In addition, under their portfolio management agreements with the Fund and Liberty Asset Management, the Portfolio Managers, in selecting brokers or dealers to execute portfolio transactions for the Fund, are authorized to consider (and Liberty Asset Management may request them to consider) brokers or dealers that provide to Liberty Asset Management, directly or through third parties, research products or services such as research reports; subscriptions to financial publications and research compilations; portfolio analyses; economic reports; compilations of securities prices, earnings, dividends and other data; computer hardware and software, quotation equipment and services used for research; and services of economic or other consultants. The commissions paid on such transactions may exceed the amount of commission another broker would have charged for effecting that transaction. Research products and services made available to Liberty Asset Management include performance and other qualitative and quantitative data relating to investment managers in general and the Portfolio Managers in particular; data relating to the historic performance of categories of securities associated with particular investment styles; mutual fund portfolio and performance data; data relating to portfolio manager changes by pension plan fiduciaries; and related computer hardware and software, all of which are used by Liberty Asset Management in connection with its selection and monitoring of Portfolio Managers, the assembly of an appropriate mix of investment styles, and the determination of overall portfolio strategies. These research products and services may also be used by Liberty Asset Management in connection with its management of Liberty All-Star Equity Fund and other multi-managed clients of Liberty Asset Management. In instances where Liberty Asset Management receives from or through brokers and dealers products or services which are used both for research purposes and for administrative or other non-research purposes, Liberty Asset Management makes a good faith effort to determine the relative proportions of such products or services which may be considered as investment research, based primarily on anticipated usage, and pays for the costs attributable to the non-research usage in cash.

     Liberty Asset Management from time to time reaches understandings with each of the Fund's Portfolio Managers as to the amount of the Fund's portfolio transactions initiated by such Portfolio Manager that are to be directed to brokers and dealers which provide or make available research products and services to Liberty Asset Management and the commissions to be charged to the Fund in connection therewith. These amounts may differ among the Portfolio Managers based on the nature of the market for the types of securities managed by them and other factors.

     Although the Fund does not permit a Portfolio Manager to act or have a broker-dealer affiliate act as broker for Fund portfolio transactions initiated by it, the Portfolio Managers are permitted to place Fund portfolio transactions initiated by them with another Portfolio Manager or its broker-dealer affiliate for execution on an agency basis, provided the commission does not exceed the usual and customary broker's commission being paid to other brokers for comparable transactions and is otherwise in accordance with the Fund's procedures adopted pursuant to Rule 17e-1 under the Investment Company Act. During 1997 no Fund portfolio transactions were placed with any Portfolio Manager or its broker-dealer affiliate.

INFORMATION ABOUT THE MEETING

     All proxies solicited by the Board of Directors which are properly executed and returned in time to be voted at the Meeting will be voted at the Meeting in accordance with the instructions thereon. If no specification is made on a proxy, it will be voted FOR the election as Director of the nominees named under PROPOSAL 1, FOR approval of the Fund's new portfolio management agreement with Oppenheimer Capital referred to under PROPOSAL 2, FOR approval of the new fund management agreement and the new portfolio management agreements referred to under PROPOSAL 3, and FOR the ratification of the Board's selection of the Fund's independent auditors for 1998. Any proxy may be revoked at any time prior to its use by written notification received by the Fund's Secretary, by the execution of a later-dated proxy, or by attending the Meeting and voting in person.

     The election of Directors is by plurality of votes cast at the Meeting. Approval of the new portfolio management agreement with Oppenheimer Capital
(PROPOSAL 2) and the new fund management and portfolio management agreements (PROPOSAL 3) requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund, as defined under PROPOSAL 2 above. Ratification of the selection of the Fund 's independent auditors requires the affirmative vote of a majority of the votes cast at the Meeting, a quorum being present. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast", but the shares represented thereby will be considered to be present for the purposes of determining the presence of a quorum. Only shareholders of record may vote.
     Broker-dealer firms holding Fund shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each proposal before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, if no instructions have been received prior to the date specified in such broker-dealer firm's request for voting instructions, the broker-dealer firms may grant authority to the proxies designated by the Fund to vote for the election of the Directors, for approval of the new portfolio management agreement with Oppenheimer Capital, and for the ratification of the selection of the Fund 's independent auditors. Broker "non-votes" with respect to approval of the proposed new fund management and portfolio management agreements (i.e., proxies from broker-dealer firms or nominees indicating that they have not received instructions from the beneficial owner entitled to vote shares on such approval) will be treated the same as abstentions.

     All shareholders of record on February 23, 1998 are entitled to one vote for each share held. As of that date 12,937,680 shares of common stock of the Fund were issued and outstanding. Based on a Schedule 13G as amended through November 12, 1997 mailed to the Fund by such firm pursuant to section 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), Bowling Portfolio Management, Inc. ("Bowling"), 2651 Observatory Avenue, Cincinnati, Ohio 45208, beneficially owned 650,375 shares of common stock of the Fund, representing 5.03% of the shares outstanding on the record date, as to 55,707 of which shares Bowling has voting power. Bowling represented in such Schedule 13G that it acquired these shares in the ordinary course of its business as an investment adviser and not for the purpose of changing or influencing control of the Fund. To the knowledge of the Fund, on the record date for the Meeting no other shareholder owned beneficially, as defined by Rule 13d-3 under the Exchange Act, more than 5% of the outstanding shares of the Fund.

     In the event a quorum is present at the Meeting but sufficient votes to approve any of the above proposals have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals referred to above prior to such adjournment if sufficient votes have been received and it is otherwise appropriate. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such adjournment and will vote those proxies required to be voted for rejection of such proposal against any such adjournment.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Fund 's Directors and officers and persons who own more than ten percent of the Fund's outstanding shares and certain officers and directors of Liberty Asset Management (collectively, "Section 16 reporting persons"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Fund shares. Section 16 reporting persons are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file.

     To the Fund 's knowledge, based solely on a review of the copies of such reports furnished to the Fund and on representations that no other reports were required, during the year ended December 31, 1996, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.

SUBMISSION OF CERTAIN SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Fund 's proxy material for a particular annual shareholders meeting. Under the foregoing proxy rules, proposals submitted for inclusion in the proxy material for the 1999 Annual Meeting must be received by the Fund on or before October 27, 1998. The fact that the Fund receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy material, since there are other requirements in the proxy rules relating to such inclusion.

February 23, 1998



                        APPENDIX A

     OpCap  Advisors,  a subsidiary of  Oppenheimer  Capital,  is the manager or
sub-advisor  to  the  registered   investment   companies  listed  below.  These
investment companies have similar investment objectives to the Fund.

                     Approximate Net    Advisory Fee Rate
                     Assets (as of      (based on average net
Fund                 January 23, 1998)  asset value)
=================    ================   =======================

Oppenheimer Quest                     1.0% on the first
  Value Fund, Inc.   $1,168,166,193   $400 million;
                                      .90% on the next $400
Oppenheimer Quest                     million;
Opportunity Value    $4,202,234,526   .85% of net assets
   Fund                               between $800 million
                                      but less than $4
                                      billion; and .80% on
                                      assets over $4
                                      billion but less than
                                      $8 billion and .75%
                                      on assets over $8
                                      billion.(1)

Oppenheimer Quest      $266,293,562   1.0% on the first
Capital Value Fund,                   $400 million; .90% on
  Inc.                                the next $400 million;
                                      .85% of the net
                                      assets in excess of
                                      $800 million(2)

Enterprise Accumulation
Trust:
   Equity Portfolio     $511,021,880  .40% of the first $1
   Managed Portfolio  $2,624,372,848   billion;
                                      .30% on assets over
                                      $1 billion; and
                                      .25% for assets in
                                      excess of $2
                                      billion(3)

Enterprise Group of Funds:            .40% of the first
      Equity Portfolio    $5,332,414  $100 million;
      Managed Portfolio $349,493,760  .30% on assets in
                                       excess of $100
                                       million(4)
Penn Series Funds, Inc.:
Value Equity Fund       $297,506,114  .50%(5)

Endeavor Series Trust:
   Value Equity         $210,253,204  .40%(6)
   Portfolio
   Opportunity Value
    Portfolio             27,190,603

WNL Series Trust:
   Elite Value Asset
   Allocation
   Portfolio             $9,583,891     .40%(7)

The Saratoga
Advantage Trust:
    Large Capitalization
    Value Portfolio     $33,003,232   .30%(7)

OCC Accumulation Trust:               .80% of the first $400 million of
    Equity Portfolio   $28,400,402    average net assets:
    Managed Portfolio $474,973,835    .75% of the next $400
                                       million of average
                                       net assets and .70%
                                       of assets in excess
                                       of $800 million(8)

(1) With respect to each of these funds, Oppenheimer Funds, Inc. ("OFI") is the investment adviser and OpCap Advisors is the sub-adviser. OFI pays OpCap Advisors monthly an annual fee based on the average daily net assets of the fund equal to 40% of the advisory fee collected by OFI based on the total net assets of the fund as of November 22, 1995 (the "base amount") plus 30% of the investment advisory fee collected by OFI based on the total net assets of the fund that exceed the base amount.

(2) OFI is the investment advisor and OpCap Advisors is the sub-adviser. OFI pays OpCap Advisors a sub-advisory fee equal to 40% of the net advisory fee calculated by OFI for the fund based on the total net assets of the fund as of February 28, 1997 and remaining 120 days later (the "base amount") plus 30% of the investment advisory fee collected by OFI based on the total assets that exceed that base amount. OFI is waiving the following portion of its advisory fee: .15% of the first $200 million of average daily net assets, .40% of the next $200 million, .30% of the next $400 million and .25% of average net assets in excess of $800 million.

(3) These fees are for investment advisory services only. Management services are provided to the portfolios by a party other than OpCap Advisors. The manager, which pays the investment advisory fee to OpCap Advisors, receives a management fee, on an annual basis, of 0.80% of the first $400 million of the average daily net assets; .75% on the next $400 million and .70% on assets above $800 million of each of the portfolios.

(4) This fee is for investment advisory services only. Management services are provided to the portfolios by a party other than OpCap Advisors. The manager, which pays the investment advisory fee to OpCap Advisors, receives a management fee of .75% of the average daily net assets of the portfolios.

(5) These fees are for investment advisory services only. Administrative services are provided to these funds by a party other than OpCap Advisors. The funds are each charged on an annual basis a fee for administrative services of 0.15% of their respective average daily net assets.

(6) This fee is for investment advisory services only. Management services are provided to the portfolios by a party other than OpCap Advisors. The manager, which pays the investment advisory fee to OpCap Advisors, receives a management fee of .80% of average daily net assets of the portfolios.

(7) This fee is for investment advisory services only. Management services are provided to the portfolio by a party other than OpCap Advisors. The manager, which pays the investment advisory fee to OpCap Advisors, receives a management fee of 0.65% of the average daily net assets of the portfolio.

(8) OpCap Advisors has agreed to waive its management fee and reimburse expenses so that the total operating expenses (net of any expense offsets and excluding the amount of any interest, taxes, brokerage commissions and extraordinary expenses) of such portfolios do not exceed 1.00% of their respective average daily net assets.


                                  APPENDIX B

                      FUND MANAGEMENT AGREEMENT

     FUND MANAGEMENT AGREEMENT dated August 1, 1998 between Liberty All-Star Growth Fund, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), and Liberty Asset Management Company, a corporation organized under the laws of the State of Delaware (the "Manager").

     WHEREAS, the Company desires to employ the Manager (i) to provide certain administrative services as described herein to the Company, and (ii) to provide investment management services as described herein in accordance with the
Company's investment objective and policies as stated in the Company's Registration Statement, as from time to time in effect, under the Investment Company Act of 1940 (the "Investment Company Act") and in conformity with the Company's Articles of Incorporation and the Investment Company Act, as the same may from time to time be amended.

     WHEREAS the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and desires to provide services to the Company in consideration of and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the Company and the Manager agree as follows:

     1. Employment of the Manager. The Company hereby employs the Manager to administer its business and administrative operations as set forth in Section 2(A) of this Agreement, and to manage the investment and reinvestment of the Company's assets as set forth in Section 2(B) below, all subject to the direction of the Board of Directors of the Company, for the period, in the manner, and on the terms hereinafter set forth. The Manager hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

     2.  Obligation  of and Services to be Provided by the Manager. The Manager
undertakes  to provide the  services hereinafter   set  forth  and  to  assume
the following obligations:

     A. Administrative Services

     (1) The Manager shall provide, either directly or through an affiliate, general administrative services and oversee the operations of the Company ("Administrative Services"). The Administrative Services shall not include custodial, transfer agency, or pricing and bookkeeping services, but shall include, without limitation:

              (i) the maintenance of the Company's offices within the Manager's offices in Boston, Massachusetts and the maintenance of the corporate books and records of the Company, other than the books and records maintained by the transfer agent, the custodian or the fund accountant of the Company, and making arrangements for the meetings of the Directors of the Company, including the preparation of agendas and supporting materials therefor;

              (ii) the preparation of such financial information as is reasonably necessary for reports to shareholders of the Company, reports to the Board of Directors and the officers of the Company, and reports of the Company to the Securities and Exchange Commission, the Internal Revenue Service and other Federal and state regulatory agencies;

              (iii) the provision of such advice that may be reasonably necessary properly to account for the Company's financial transactions and to maintain the Company's accounting procedures and records so as to insure compliance with generally accepted accounting and tax practices and rules;

              (iv) the monitoring of the preparation and maintenance by the Company's custodian or other agents of all records that may be reasonably required in connection with the audit performed by the Company's independent auditors, the Securities and Exchange Commission, the Internal Revenue Service or other Federal or state regulatory agencies;

              (v) the  preparation  of  communications  and
         reports  to   shareholders   of  the  Company  and
         making   arrangements   for   meetings   of   such
         shareholders;

              (vi) the preparation and filing of all reports and all updating and other amendments to the Company's registration statements necessary to maintain the registration of the Company under the 1940 Act and the listing of its common stock on the New York Stock Exchange;

              (vii) the  preparation  of the  Company's tax returns;

              (viii) the periodic computation, and reporting as necessary to the Directors of the Company, of the Company's compliance with its investment objective, policies and restrictions and the portfolio diversification and other portfolio requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the "Code"); and

              (ix) the negotiation of agreements or other arrangements with, and general oversight and coordination of, agents and others retained by the Company to provide custodial, transfer agency, net asset value computation, portfolio accounting, legal, tax and accounting services.

     2. The Manager will permit individuals who are officers or employees of the Manager to serve (if duly elected or appointed) as officers, Directors, members of any committee of the Board of Directors, members of any advisory board, or members of any other committee of the Company, without remuneration or other cost to the Company.

     B.  Investment Management Services.

              (1)The Manager shall have overall supervisory responsibility for the general management and investment of the Company's assets, subject to and in accordance with the investment objectives and policies of the Company, and any directions which the Board of Directors of the Company may issue to the Manager from time to time.


              (2)The Manager shall provide overall investment programs and strategies with respect to the Company's assets, shall revise such programs as necessary and shall monitor and report periodically to the Board of Directors of the Company concerning the implementation of the programs.

              (3)The Company intends to appoint one or more persons or companies ("Portfolio Managers"), each such Portfolio Manager to have full investment discretion and to make all determinations with respect to the investment and reinvestment of the portion of the Company's assets assigned to that Portfolio Manager by the Manager and the purchase and sale of portfolio securities with those assets, all within the Company's investment objectives, policies and restrictions, and the Company will take such steps as may be necessary to implement such appointments. The Manager shall not be responsible or liable for the investment merits of any decision by a Portfolio Manager to purchase, hold or sell a security for the portfolio of the Company. The Manager shall advise the Board of Directors of the Company which Portfolio Managers the Manager believes are best suited to invest the Company's assets; shall monitor and evaluate the investment performance of each Portfolio Manager employed by the Company; shall allocate and reallocate from time to time, in its discretion, the portion of the Company's assets to be managed by each Portfolio Manager; shall recommend changes of or additional Portfolio Managers when appropriate; and shall coordinate the investment activities of the Portfolio Managers to ensure compliance with the Company's investment policies and restrictions and applicable laws, including the Investment Company Act and the Code.

              (4)The Manager shall render regular reports to the Company, at regular meetings of the Board of Directors, of, among other things, the decisions which it has made with respect to the allocation of the Company's assets among Portfolio Managers.

3. Allocation of Expenses

     (1) Expenses paid by the Manager. The Manager shall at its own expense furnish or provide and pay the cost of such office space, office equipment, personnel and office services as the Manager requires for the performance of its administrative and investment management services hereunder. The Manager shall not be obligated to bear any other expenses incidental to the operations or business of the Company, and the payment or assumption by the Manager of any expense of the Company that the Manager is not required by this Agreement to pay or assume shall not obligate the Manager to pay or assume the same or any similar expense on any subsequent occasion.

     (2) Expenses paid by the Company. The Company shall pay all expenses incurred in the operation of the Company including, among other things, expenses for legal and auditing services, costs of printing proxies, stock certificates and shareholder reports, charges of the custodian, any sub-custodian and transfer agent, Securities and Exchange Commission fees, fees and expenses of Directors of the Company who are not "affiliated persons" (as defined in the Investment Company Act) of the Manager, any other investment adviser of the Company, or any of their affiliated persons, accounting and pricing costs, membership fees in trade associations, insurance, interest, brokerage costs, taxes, stock exchange listing fees and expenses, expenses of qualifying the Company's shares for sale in various states, litigation and other extraordinary or nonrecurring expenses, and other expenses properly payable by the Company.

4. Activities and Affiliates of the Manager.

     A. The services of the Manager to the Company hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others. The Manager shall use the same skill and care in the management of the Company's assets as it uses in the administration of other accounts to which it provides asset management, consulting and portfolio manager selection services, but shall not be obligated to give the Company more favorable or preferential treatment vis-a-vis its other clients.

     B. Subject to and in accordance with the Articles of Incorporation and By-Laws of the Company and to Section 10(a) of the Investment Company Act, it is understood that Directors, officers, agents and shareholders of the Company may be interested in the Manager or its affiliates as directors, officers, agents or stockholders of the Manager or its affiliates; that directors, officers, agents and stockholders of the Manager or its affiliates are or may be interested in the Company as Directors, officers, agents, shareholders or otherwise; that the Manager or its affiliates may be interested in the Company as shareholders or otherwise; and that the effect of any such interests shall be governed by the Investment Company Act.


5.  Fees for  Services:  Compensation  of  Portfolio Managers.   The
compensation   of  the  Manager  for  its services  under  this  Agreement
shall be  calculated  and paid  by  the  Fund  in  accordance   with  the
Exhibit  I attached   hereto.   The  Manager   will   compensate   the
Portfolio Managers as provided in Exhibit I.

6. Liabilities of the Manager.

     A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     B. No provision of this Agreement shall be construed to protect any Director or officer of the Company, or the Manager, from liability in violation of Sections 17(h) and (i) of the Investment Company Act.

7. Renewal and Termination.


     A. This Agreement shall continue in effect until July 31, 1999, and shall continue in effect thereafter provided such continuance is specifically approved at least annually by (i) the Company's Board of Directors or (ii) a vote of a "majority" (as defined in the Investment Company Act) of the Company's outstanding voting securities, provided that in either event such continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the Investment Company Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act and the Rules and Regulations thereunder.

     B. This Agreement:

     (a) may at any time be terminated without the payment of any penalty either by vote of the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of the Company, on sixty (60) days' written notice to the Manager;

     (b)shall immediately terminate in the event of its assignment (as that term is defined in the Investment
     Company Act); and

     (c)may be  terminated  by the  Manager  on sixty  (60)
     days' written notice to the Company.

     C. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid to the other party to this Agreement at its principal place of business.

     8. Use of Name. The Company may use the name "Liberty All-Star" only so long as this Agreement remains in effect. If this Agreement is no longer in effect, the Company (to the extent it lawfully can) shall cease using such name or any other name indicating that it is advised by or otherwise connected with the Manager. The Manager may grant the non-exclusive right to use the name "Liberty All-Star" to any other entity, including any other investment company of which the Manager or any of its affiliates is the investment adviser or distributor.

     9.  Severability.  If any provision of this  Agreement shall  be  held  or
made  invalid  by  a  court  decision, statute,   rule  or   otherwise,   the
remainder  of  this Agreement shall not be affected thereby.

     10. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

     11.  Prior   Agreement   Superceded.   This  Agreement supercedes  and
replaces  the  Fund  Management  Agreement dated   November  6,  1995  between
the  Company  and  the Manager.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the day and year first written above.

                       LIBERTY ALL-STAR GROWTH FUND, INC.

                       By:________________________________

                       Title:_____________________________

                       LIBERTY ASSET MANAGEMENT COMPANY


                       By:________________________________

                       Title:_____________________________



                         EXHIBIT I

                        MANAGER FEE

     (A) For the  Administrative  Services  provided to the Company  pursuant to
Section 2(A) of this Agreement, the Company will pay to the Manager, on the first business day of each calendar quarter, a fee for the previous calendar quarter at the rate of:

              .05% (.20% annually) of the average weekly net assets of the Company up to and including
         $300 million; and

              .045% (.18% annually) of the average weekly net assets of the Company exceeding $300 million;

     (B) For the investment management services provided to the Company pursuant to Section 2(B) of this Agreement, the Company will pay to the Manager, on the first business day of each calendar quarter, a fee for the previous calendar quarter at the rate of:

              .20% (.80% annually) of the average weekly net assets of the Company up to and including
         $300 million; and

              .18% (.72% annually) of the average weekly net assets of the Company exceeding $300 million.

     (C) Pursuant to Section 5 of this Agreement, the Manager will pay to each Portfolio Manager, on or before the fifth business day of each calendar quarter, a fee for the previous calendar quarter at the rate of:

              .10% (.40% annually) of the Portfolio Manager's Percentage (as defined below) of the average weekly net assets of the Company up to and including $300 million; and

              .09% (.36% annually) of the Portfolio Manager's Percentage of the average weekly net assets of the Company exceeding $300 million.

     Each quarterly payment set forth above shall be based on the average weekly net assets of the Company during such previous calendar quarter. The fee for the period from the date this Agreement becomes effective to the end of the calendar quarter will be prorated according to the proportion that such period bears to the full quarterly period. Upon any termination of this Agreement before the end of a calendar quarter, the fee for the part of that calendar quarter during which this Agreement was in effect shall be prorated according to the proportion that such period bears to the full quarterly period and will be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Manager, the value of the Company's net assets will be computed at the times and in the manner specified in the Company's Registration Statement under the Investment Company Act as from time to time in effect.

     "Portfolio Manager's Percentage" means the percentage obtained by dividing the average weekly net assets of that portion of the Company's assets assigned to that Portfolio Manager by the total of the Company's average weekly net assets.

                        APPENDIX C

              PORTFOLIO MANAGEMENT AGREEMENT




                                 August 1, 1998



[Name and address of
     Portfolio Manager]

     Re: Portfolio Management Agreement

Ladies and Gentlemen:

     Liberty All-Star Growth Fund, Inc. (the "Fund") is a diversified closed-end investment company registered under the Investment Company Act of 1940 (the "Act"), and is subject to the rules and regulations promulgated thereunder.

     Liberty Asset Management Company (the "Fund Manager") evaluates and recommends portfolio managers for the assets of the Fund, and is responsible for the day-to-day administration of the Fund.

     1. Employment as a Portfolio Manager. The Fund being duly authorized hereby employs _____________________ (the "Portfolio Manager") as a discretionary portfolio manager, on the terms and conditions set forth herein, of that portion of the Fund's assets which the Fund Manager determines to assign to the Portfolio Manager (those assets being referred to as the "Portfolio Manager Account"). The Fund Manager may, from time to time, allocate and reallocate the Fund's assets among the Portfolio Manager and the other portfolio managers of the Fund's assets.

     2. Acceptance of Employment; Standard of Performance. The Portfolio Manager accepts its employment as a discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Portfolio Manager Account in accordance with the provisions of this Agreement.

     3. Portfolio Management Services of Portfolio Manager. In providing portfolio management services to the Portfolio Manager Account, the Portfolio Manager shall be subject to the investment objectives, policies and restrictions of the Fund as set forth in its current Registration Statement under the Act, as the same may be modified from time to time (the "Registration Statement"), and the investment restrictions set forth in the Act and the Rules thereunder (as and to the extent set forth in the Registration Statement or in other documentation furnished to the Portfolio Manager by the Fund or the Fund Manager), to the supervision and control of the Board of Directors of the Fund, and to instructions from the Fund Manager. The Portfolio Manager shall not, without the prior approval of the Fund or the Fund Manager, effect any transactions which would cause the Portfolio Manager Account, treated as a separate fund, to be out of compliance with any of such restrictions or policies.

      4. Transaction Procedures. All portfolio transactions for the Portfolio Manager Account will be consummated by payment to or delivery by the custodian of the Fund (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, as custodian for the Fund, of all cash and/or securities due to or from the Portfolio Manager Account, and the Portfolio Manager shall not have possession or custody thereof or any responsibility or liability with respect to such custody. The Portfolio Manager shall advise and confirm in writing to the Custodian all investment orders for the Portfolio Manager Account placed by it with brokers and dealers at the time and in the manner set forth in Schedule A hereto (as amended from time to time by the Fund Manager). The Fund shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Portfolio manager. The Fund shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Portfolio Manager shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

      5. Allocation of Brokerage. The Portfolio Manager shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Portfolio Manager for the Portfolio Manager Account, and to select the markets on or in which the transaction will be executed.

         A. In doing so, the Portfolio Manager's primary responsibility shall be to seek to obtain best net price and execution for the Fund. However, this responsibility shall not obligate the Portfolio Manager to solicit competitive bids for each transaction or to seek the lowest available commission cost to the Fund, so long as the Portfolio Manager reasonably believes that the broker or dealer selected by it can be expected to obtain a "best execution" market price on the particular transaction and determines in good faith that the commission cost is reasonable in relation to the value of the brokerage and research services (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by such broker or dealer to the Portfolio Manager viewed in terms of either that particular transaction or of the Portfolio Manager's overall responsibilities with respect to its clients, including the Fund, as to which the Portfolio Manager exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

         B. Subject to the requirements of paragraph A above, the Fund Manager shall have the right to request that transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Fund Manager and the Portfolio Manager, shall be executed by brokers and dealers that provide brokerage or research services to the Fund Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Portfolio Manager Account.

         C. The Portfolio Manager shall not execute any portfolio transactions for the Portfolio Manager Account with a broker or dealer which is an "affiliated person" (as defined in the Act) of the Fund, the Portfolio Manager or any other Portfolio Manager of the Fund without the prior written approval of the Fund. The Fund Manager will provide the Portfolio Manager with a list of brokers and dealers which are "affiliated persons" of the Fund or its Portfolio Managers.

     6. Proxies. The Fund will vote or direct the voting of all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio Manager Account may be invested from time to time. At the request of the Fund, the Portfolio Manager shall provide the Fund with its recommendations as to the voting of such proxies.

     7. Fees for Services. The compensation of the Portfolio Manager for its services under this Agreement shall be calculated and paid by the Fund Manager in accordance with the attached Schedule C. Pursuant to the Fund Management Agreement between the Fund and the Fund Manager, the Fund Manager is solely responsible for the payment of fees to the Portfolio Manager from the fund management fees paid to it by the Fund, and the Portfolio Manager agrees to seek payment of its fees solely from the Fund Manager.

     8. Other Investment Activities of Portfolio Manager. The Fund acknowledges that the Portfolio Manager or one or more of its affiliates has investment responsibilities, renders investment advice to and performs other investment advisory services for other individuals or entities ("Client Accounts"), and that the Portfolio Manager, its affiliates or any of its or their directors, members, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Fund agrees that the Portfolio Manager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Client Accounts and Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Portfolio Manager Account, provided that the Portfolio Manager acts in good faith, and provided further, that it is the Portfolio Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Portfolio Manager Account over a period of time on a fair and equitable basis relative to the Client Accounts and the Affiliated Accounts, taking into account the cash position and the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more Client Accounts and Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio Manager Account may have an interest from time to time, whether in transactions which involve the Portfolio Manager Account or otherwise. The Portfolio Manager shall have no obligation to acquire for the Portfolio Manager Account a position in any investment which any Client Account or Affiliated Account may acquire, and the Fund shall have no first refusal, coinvestment or other rights in respect of any such investment, either for the Portfolio Manager Account or otherwise.

     9. Limitation of Liability. The Portfolio Manager shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, or in accordance with (or in the absence of) specific directions or instructions from the Fund, provided, however, that such acts or omissions shall not have resulted from the Portfolio Manager's willful misfeasance, bad faith or gross negligence, a violation of the standard of care established by and applicable to the Portfolio Manager in its actions under this Agreement or breach of its duty or of its obligations hereunder (provided, however, that the foregoing shall not be construed to protect the Portfolio Manager from liability in violation of
Section 17(i) of the Act).

     10. Confidentiality. Subject to the duty of the Portfolio Manager and the Fund to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Portfolio Manager Account and the actions of the Portfolio Manager and the Fund in respect thereof.

     11. Assignment. This Agreement shall terminate automatically in the event of its assignment, as that term is defined in Section 2(a)(4) of the Act. The Portfolio Manager shall notify the Fund in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Fund to consider whether an assignment as defined in Section 2(a)(4) of the Act will occur, and whether to take the steps necessary to enter into a new contract with the Portfolio Manager.

     12. Representations, Warranties and Agreements of the Fund. The Fund represents, warrants and agrees that:

         A. The Portfolio Manager has been duly appointed to provide investment services to the Portfolio Manager Account as contemplated hereby.

         B. The Fund has delivered to the Portfolio Manager such instructions governing the investment of the Portfolio Manager Account as are necessary for the Portfolio Manager to carry out its obligations under this Agreement.

     13. Representations, Warranties and Agreements of the Portfolio Manager. The Portfolio Manager represents, warrants and agrees that:

         A. It is registered as an "Investment Adviser" under the Investment Advisers Act of 1940 ("Advisers Act").

         B. It will maintain, keep current and preserve on behalf of the Fund, in the manner required or permitted by the Act and the Rules thereunder, the records identified in Schedule B (as Schedule B may be amended from time to time by the Fund Manager). The Portfolio Manager agrees that such records are the property of the Fund, and will be surrendered to the Fund promptly upon request.

         C. It will adopt a written code of ethics complying with the requirements of Rule l7j-l under the Act and will provide the Fund with a copy of the code of ethics and evidence of its adoption. Within 45 days of the end of each year while this Agreement is in effect, an officer or general partner of the Portfolio Manager shall certify to the Fund that the Portfolio Manager has complied with the requirements of Rule l7j-l during the previous year and that there has been no violation of its code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund, the Portfolio Manager shall permit the Fund to examine the reports required to be made by the Portfolio Manager under Rule l7j-l(c)(l).

         D. Upon request, the Portfolio Manager will promptly supply the Fund with any information concerning the Portfolio Manager and its stockholders, employees and affiliates which the Fund may reasonably require in connection with the preparation of its Registration Statement or amendments thereto, proxy material, reports and other documents required to be filed under the Act, the Securities Act of 1933, or other applicable securities laws.

     14. Amendment. This Agreement may be amended at any time, but (except for Schedules A and B which may be amended by the Fund Manager acting alone) only by written agreement among the Portfolio Manager, the Fund Manager and the Fund, which amendment, other than amendments to Schedules A and B, is subject to the approval of the Board of Directors and the Shareholders of the Fund as and to the extent required by the Act.

     15. Effective Date; Term. This Agreement shall continue in effect until July 31, 1999 and shall continue in effect thereafter provided such continuance is specifically approved at least annually by (i) the Fund's Board of Directors or (ii) a vote of a "majority" (as defined in the Act) of the Fund's outstanding voting securities, provided that in either event such continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in the Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Act and the Rules and Regulations thereunder.

     16. Termination. This Agreement may be terminated by any party, without penalty, immediately upon written notice to the other parties in the event of a breach of any provision thereof by a party so notified, or otherwise upon not less than thirty (30) days' written notice to the Portfolio Manager in the case of termination by the Fund or the Fund Manager, or ninety (90) days' written notice to the Fund and the Fund Manager in the case of termination by the Portfolio Manager, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the other parties.

     17. Applicable Law. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the Commonwealth of Massachusetts.

     18. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

     19.  Prior Agreement Superceded.  This Agreement supercedes and replaces
the Portfolio Management Agreement dated       among the Fund, the Fund Manager
and the Portfolio Manager.

                       LIBERTY ALL-STAR GROWTH FUND, INC.

                  By:____________________________________
                  Title:_________________________________

                        LIBERTY ASSET MANAGEMENT COMPANY

                  By:____________________________________
                  Title:_________________________________
ACCEPTED:

[Name of Portfolio Manager]

By:
Title:

SCHEDULES:  A.  Operational Procedures For Portfolio Transactions (omitted)
            B.  Record Keeping Requirements (omitted)
            C.  Fee Schedule

                        SCHEDULE C

                   PORTFOLIO MANAGER FEE


     For services provided to the Portfolio Manager Account, the Fund Manager will pay to the Portfolio Manager, on or before the fifth business day of each calendar quarter, a fee for the previous calendar quarter at the rate of:

     .10% (.40% annually) of the Portfolio Manager's Percentage (as defined below) of the average weekly net assets of the Fund up to and including $300 million; and

     .09% (.36% annually) of the Portfolio Manager's Percentage of the average weekly net assets of the Fund exceeding $300 million.

     Each quarterly payment set forth above shall be based on the average weekly net assets during such previous calendar quarter. The fee for the period from the date this Agreement becomes effective to the end of the calendar quarter in which such effective date occurs will be prorated according to the proportion that such period bears to the full quarterly period. Upon any termination of this Agreement before the end of a calendar quarter, the fee for the part of that calendar quarter during which this Agreement was in effect shall be prorated according to the proportion that such period bears to the full quarterly period and will be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Portfolio Manager, the value of the Fund's net assets will be computed at the times and in the manner specified in the Registration Statement as from time to time in effect.

     "Portfolio Manager's Percentage" means the percentage obtained by dividing the average weekly net assets in the Portfolio Manager Account by the Fund's average weekly net assets.



            LIBERTY ALL-STAR GROWTH FUND, INC.

   PROXY SOLICITED BY THE BOARD OF DIRECTORS OF LIBERTY
                ALL-STAR GROWTH FUND, INC.

       PROXY FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

The undersigned, revoking previous proxies, hereby appoints Richard R. Christensen, John A. Benning and John L. Davenport, or any one or more of them, attorneys, with power of substitution, to vote all shares of Liberty All-Star Growth Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the 1998 Annual Meeting of the Fund to be held in Room AV-1, 3rd Floor, Federal Reserve Plaza, 600 Atlantic Avenue, Boston, Massachusetts on April 22, 1998 at 11:00 a.m. and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes or acts, then by that one. This undersigned directs said proxy holders to vote as specified upon the proposals shown below, each of which is described in the proxy statement for the Meeting, receipt of which is acknowledged.

SAID PROXIES WILL VOTE THIS PROXY AS DIRECTED, OR IF NO DIRECTION IS INDICATED, FOR THE NOMINEES LISTED IN PROPOSAL 1 UNLESS AUTHORITY TO DO SO IS SPECIFICALLY WITHHELD IN THE MANNER PROVIDED, AND FOR PROPOSALS 2, 3 AND 4, AND WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 5.


--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                   PLEASE DO NOT FOLD, STAPLE OR MUTILATE CARD.
--------------------------------------------------------------------------------

LIBERTY ALL-STAR GROWTH FUND, INC.
RECORD DATE SHARES:

1.       ELECTION OF DIRECTORS

         Nominees:                   For All Nominees   Withhold  For All Except


          Harold W. Cogger (Class of 2001)
          Richard W. Lowry (Class of 2001)
          John J. Neuhauser (Class of 2000)


         NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through the name(s) of the nominee(s). Your shares will be voted "For" the remaining nominee(s).

2.       APPROVAL OF NEW PORTFOLIO MANAGEMENT AGREEMENT WITH OPPENHEIMER CAPITAL

               FOR /  /  AGAINST /  /      ABSTAIN / /

3.      APPROVAL OF NEW FUND MANAGEMENT WITH LIBERTY
        ASSET MANAGEMENT COMPANY AND NEW PORTFOLIO
        MANAGEMENT AGREEMENTS WITH PORTFOLIO MANAGERS

               FOR /  / AGAINST /  /      ABSTAIN /  /


4.       RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

               FOR /  / AGAINST /  /      ABSTAIN /   /

5. In their discretion, upon such other business as may properly come before the Meeting.

Please sign exactly as your name(s) Date appear(s) above.
Corporate proxies should be signed by an authorized officer.
------------------------------------------------------


Shareholder sign here
Co-owner sign here
------------------------------------------------------

DETACH CARD                                  DETACH CARD